UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to
Section
14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Claros Mortgage Trust, Inc.
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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2023

To the Stockholders of Claros Mortgage Trust, Inc.:

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG,” our “Company,” “we,” “our” or “us”), will be held on June 1, 2023, at 1:00 p.m., Eastern Time, to consider and vote on the following matters:

(1)

The election of nine individuals as directors, with each to serve on CMTG’s board of directors until CMTG’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as CMTG’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)	The resolution to approve, on an advisory basis, the compensation of CMTG’s named executive officers, as more fully described in the accompanying proxy statement;

(4)	The advisory proposal regarding the frequency of future stockholder advisory votes on the compensation of CMTG’s named executive officers; and

(5)	The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The close of business on April 11, 2023 (the “record date”) has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help CMTG to avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

To be admitted to the virtual 2023 Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/CMTG2023 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Daylight Time, on June 1, 2023. Online access to the webcast will open at approximately 12:45 p.m. Eastern Daylight Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/CMTG2023.

If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), as of the close of business on the record date, you may authorize a proxy to vote your shares of Common Stock or vote electronically at the Annual Meeting, and your control number will be on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to authorize and instruct your broker or financial institution to vote your shares of Common Stock. If you hold your shares in “street name” through a broker or other financial institution, you must provide a legal proxy from your broker or other financial institution during registration and you will be assigned a control number in order to vote your shares during the Annual Meeting. We note that obtaining a legal proxy may take several days. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares electronically at the meeting) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CMTG2023.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote “FOR” the election of each of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year, “FOR” the resolution to approve, on an advisory basis, the compensation of our named executive officers as more fully described in the Proxy Statement and for, on an advisory basis, a frequency of “ONE YEAR” for future advisory votes on the compensation of our named executive officers.

By Order of the Board,

/s/ J.D. Siegel
J.D. Siegel Executive Vice President, General Counsel and Secretary

New York, New York

April 20, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 1, 2023. The Proxy Statement and our 2022 Annual Report to Stockholders are available at: www.proxyvote.com.

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2023

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board”) of Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG,” our “Company,” “we,” “our” or “us”), for exercise at CMTG’s 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on June 1, 2023, at 1:00 p.m., Eastern Time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of 2023 Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about April 20, 2023.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help CMTG to avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

To be admitted to the virtual 2023 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/CMTG2023 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Daylight Time on June 1, 2023. Online access to the webcast will open at approximately 12:45 p.m. Eastern Daylight Time to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/CMTG2023.

If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), as of the close of business on April 11, 2023 (the “record date”) you may authorize a proxy to vote your shares of Common Stock or vote electronically at the Annual Meeting, and your control number will be on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

If you hold shares of Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock. If you hold your shares in “street name” through a broker or other financial institution, you must provide a legal proxy from your bank or other financial institution during registration and you will be assigned a control number in order to vote your shares during the Annual Meeting. We note that obtaining a legal proxy may take several days. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares electronically at the meeting) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CMTG2023. If you authorize a proxy or provide voting instructions in advance of the meeting, you do not need to register for or attend the Annual Meeting in order for your vote to be counted.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to our Secretary at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, (ii) submitting a later-dated proxy or (iii) voting electronically at the Annual Meeting.

Attending (virtually) the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted “FOR” the election of each of the nominees named in this Proxy Statement as directors, to serve on our board of directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualify, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year, “FOR” the resolution to approve, on an advisory basis, the compensation of our named executive officers as more fully described in this Proxy Statement and for, on an advisory basis, a frequency of “ONE YEAR” for future advisory votes on the compensation of our named executive officers. As to any other business which may properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion, or, if any of the nominees named in this Proxy Statement are unable or unwilling to serve, “FOR” the election of any other nominees designated by our board of directors.

ANNUAL REPORT

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on our website at www.clarosmortgage.com under “SEC Filings” of the “Investor Relations” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Claros Mortgage Trust, Inc. at our principal executive offices, which are currently located at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, Attention: CMTG Investor Relations.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record on the record date with respect to (i) the election of nine individuals as directors, with each to serve on our board of directors until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of CMTG’s named executive officers as more fully described in this Proxy Statement, (iv) the advisory proposal regarding the frequency of future stockholder advisory votes on the compensation of CMTG’s named executive officers and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The presence, in person or by proxy, at the virtual Annual Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when there are both routine and non-routine matters as determined by the New York Stock Exchange (the “NYSE”) and a nominee holding shares for a beneficial owner (e.g., a broker) does not vote on a non-routine matter because such nominee does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner. Under the rules of the NYSE, the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions on the election of directors, the advisory resolution regarding executive compensation or the advisory proposal regarding the frequency of future stockholder advisory votes on executive compensation, your shares will not be voted on such item, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of each director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; (iii) for the resolution to approve, on an advisory basis, the compensation of our named executive officers, a majority of all votes cast on the proposal; and (iv) for the advisory proposal regarding the frequency of future advisory votes on the compensation of our named executive officers, the alternative receiving a majority of all the votes cast on the proposal. If no frequency receives the affirmative vote of a majority of the votes cast on the proposal, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. The Board knows of no other matters that may properly be brought before the Annual Meeting or any postponement or adjournment thereof. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the record date, we had 138,376,144 shares of Common Stock outstanding.

1. ELECTION OF DIRECTORS

Board of Directors

Our board of directors is currently comprised of nine directors: Richard Mack, Michael McGillis, Steven L. Richman, Andrew Silberstein, Derrick D. Cephas, Mary Haggerty, Pamela Liebman, Vincent Tese and W. Edward Walter. In accordance with our charter (the “Charter”) and bylaws (the “Bylaws”), each director will hold office until our next annual meeting of stockholders following his or her election and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), our Board has nominated each of Richard Mack, Michael McGillis, Steven L. Richman, Andrew Silberstein, Derrick D. Cephas, Mary Haggerty, Pamela Liebman, Vincent Tese and W. Edward Walter to stand for election as directors, by the stockholders at the Annual Meeting, with each to serve until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify, or until their earlier resignation, death or removal. The shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders “FOR” the election of each of Messrs. Mack, McGillis, Richman, Silberstein, Cephas, Tese and Walter and Mses. Haggerty and Liebman as directors, unless otherwise instructed. If the candidacy of Messrs. Mack, McGillis, Richman, Silberstein, Cephas, Tese and Walter and Mses. Haggerty and Liebman should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our Board. Our Board has no reason to believe that, if elected, any of Messrs. Mack, McGillis, Richman, Silberstein, Cephas, Tese and Walter or Mses. Haggerty and Liebman will be unable or unwilling to serve as director.

Information Regarding the Nominees for Election as Directors

The following information is furnished as of April 20, 2023 regarding the nominees for election as directors.

Richard Mack, 55, our Chief Executive Officer and Chairman, co-founded Mack Real Estate Group (“MREG”) in 2013 and Mack Real Estate Credit Strategies, L.P. (“MRECS”), its affiliated credit business, in 2014. He is the Chief Executive Officer and is a member of the Investment Committee of each of MREG and MRECS. Mr. Mack was one of the initial employees of AREA Property Partners (founded in 1993 as Apollo Real Estate Advisors), and prior to founding MREG was the Chief Executive Officer of AREA’s North American business and a member of that firm’s Global Investment Committee. Over 20 years, Mr. Mack was involved in the investment of billions of equity capital in debt and equity real estate transactions on behalf of AREA’s primarily institutional investors and was specifically responsible for creating new business lines to capitalize on evolving market trends, including an in-house development business, a subordinate debt business, and a special servicing and CMBS investment and trading business. Earlier in his career, Mr. Mack worked in the Real Estate Investment Banking Department at Shearson Lehman Hutton. Mr. Mack serves on The Wharton School of Business Board of Advisors and previously served on the school’s Undergraduate Advisory Board. Mr. Mack created a course on Real Estate Disruption, which he co-teaches with Professor Gilles Duranton, at The Wharton School of Business. Mr. Mack serves on the Board of Trustees of the Randall’s Island Park Alliance and Northwell Health, as well as on the Board of Directors of the Child Mind Institute. He is president emeritus of the HES Community Center in Canarsie, Brooklyn and a member of the Robin Hood Foundation’s Housing & Homelessness Committee. Mr. Mack also serves as Chair of the Board of Directors of the Met Council, which serves impoverished New Yorkers. Mr. Mack holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and a J.D. from Columbia Law School. We believe Mr. Mack is qualified to serve on our board of directors based on his extensive experience in real estate investment, as well as his deep knowledge of our business.

Michael McGillis, 61, our President, has served as President and director of CMTG since March 2022 and previously served as President, CFO and director of CMTG. Mr. McGillis also is the President & COO of MREG and is a member of the Investment Committee of each of MREG and MRECS. Mr. McGillis joined MRECS in 2015 as the Chief Financial Officer. Prior to joining MRECS, Mr. McGillis was Managing Director, Head of U.S. Funds and Chief Financial Officer at J.E. Robert Companies (“JER”), a position he held since 2011. He was responsible for asset and portfolio management, capital markets, investor relations, and financial management activities for a series of private equity real estate funds focused on the U.S. and Europe with equity capital commitments of more than $4 billion. Between 2006 and 2011, Mr. McGillis served in a variety of capacities at JER, including as the CFO of JER, CFO of JER’s U.S. fund business, and CFO of JER Investors Trust, an externally managed, publicly traded mortgage REIT, for which he was also a member of the Board of Directors. Mr. McGillis was a member of JER’s Management Committee, Investment Committee, Valuation Committee, and the boards of directors of various JER portfolio companies. Prior to joining JER, Mr. McGillis was employed in various senior finance and investment management capacities by Freddie Mac, Starcom Holdings, AEW Capital Management, Robertson-Ceco, and Price Waterhouse. Mr. McGillis graduated magna cum laude from Northeastern University and is a Certified Public Accountant (CPA) (inactive). Mr. McGillis also serves on the Board of Directors of the Tom Coughlin Jay Fund. We believe Mr. McGillis is qualified to serve on our board of directors based on his extensive experience in real estate investment, finance and his deep knowledge of our business.

Steven L. Richman, 75, has served as one of our directors since August 2018. Mr. Richman joined PARE US in September 2015, where he serves as a Managing Director and the Head of Asset Management for PARE US, the exclusive investment advisor for Ping An Real Estate Capital Limited’s (“PARE’s”) real estate holdings in the U.S. and has decades of financial and executive experience with extensive expertise in real estate and financial services industries, spending much of his career as a Chief Financial Officer of a major real estate services and development firm and in a senior level position in a major international accounting firm. Since 2016, Mr. Richman has been responsible for asset management for PARE US, overseeing a portfolio consisting of multifamily rental, condominium, and office projects in key U.S. markets. From 2009 to 2015, Mr. Richman has also served as Managing Director of Asset Management for Eastbridge Real Estate LLC. Previously, Mr. Richman was managing director and founder at Northfield Advisors LLC and managing director and principal of The Whitehill Group, Inc. His prior experience also includes the Raynes Companies and Price Waterhouse. Mr. Richman graduated from the City College of New York with a B.A. in Economics. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and ULI. He is a former Member of the New York State CPA Real Estate Committee. Mr. Richman was appointed to our Board pursuant to Fuyou Investment Management Limited’s (“Fuyou’s”) right to designate one director to our Board for so long as Fuyou is an affiliate of Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) and Fuyou, together with other affiliates of Ping An, owns 4.9% or more of the outstanding shares of our Common Stock. We believe Mr. Richman is qualified to serve on our Board based on his extensive experience in investment management, real estate-related assets, and financial services.

Andrew Silberstein, 55, has served as one of our directors since August 2015. Mr. Silberstein is a Managing Director of Almanac Realty Investors, a business unit of NB Alternatives Advisers LLC, an investment management firm (“Almanac”). Mr. Silberstein joined Almanac in 2009, where he is the Head of Private Markets and a member of the Almanac Investment Committee and is responsible for the origination, structuring, and management of the investment of Almanac’s funds. Prior to joining Almanac, he served as the Chief Investment Officer and Chief Operating Officer for Stoltz Real Estate Partners, and during the same period established AMS Real Estate Partners. Prior to that, he worked in real estate investment banking and private equity, first at Bear Stearns and then Morgan Stanley. He currently serves on the board of directors of CIP Real Estate, Davlyn Investments, L3 Capital, and PREP Property Group. He has also served on the board of directors of NRES Holdings, RAIT Financial Trust (NYSE: RAS), RXR Realty, Slate Asset Management, Welsh Property Trust, Westcore Properties, Winter Properties, and WPT Industrial Real Estate Investment Trust (TSX: WIR). Mr. Silberstein graduated from Yale University in 1989 and received an M.B.A. in 1995 from New York University Stern School of Business, where he was a Glucksman Fellow. Mr. Silberstein was originally appointed to our Board pursuant to Almanac’s right to designate one director to our Board for so long as

Almanac owns 4.9% or more of the outstanding shares of our Common Stock. We believe Mr. Silberstein is qualified to serve on our board of directors based on his depth of experience in investment management, leveraged finance, and financial services, which gives our Board valuable industry-specific knowledge and expertise on these and other matters.

Derrick D. Cephas, 71, has served as one of our directors since November 2021. Mr. Cephas is Of Counsel and a member of the financial services practice at Squire Patton Boggs, LLP, which he joined in 2020. From 2011 to 2020, Mr. Cephas served as a partner of Weil, Gotshal & Manges in its financial institutions regulatory practice. Prior to Weil, he served as President and Chief Executive Officer of Amalgamated Bank. Before this executive role, he was a banking and corporate law partner in the New York office of Cadwalader, Wickersham & Taft, and prior to that, Mr. Cephas served as the Superintendent of Banks for the State of New York from 1991 to 1994. He is a former member of the Board of Directors of the Dime Savings Bank of New York, Merrill Lynch International Bank, D.E. Shaw & Co. Inc., the Empire State Development Corporation, the New York City Board of Correction and the New York City Housing Authority. He is currently a director of the Fresh Air Fund and a director/trustee of the Hartford Funds Family of Mutual Funds, and he previously served on the board of Signature Bank Corp. He is a former member of the Board of Advisors for The Mayor’s Fund to Advance New York City. Mr. Cephas received a B.A. in Government from Harvard College and received his J.D. from Harvard Law School. He is a licensed attorney by the State Bar of New York. We believe Mr. Cephas’s background and experience in investment management and financial services provide him with the expertise to serve as a director.

Mary Haggerty, 63, has served as one of our directors since November 2021. Mary Haggerty retired in March 2020 from JPMorgan Chase, a financial services company, as a Managing Director in Capital Markets. She joined JPMorgan during the merger with Bear Stearns in 2008 and served the combined companies for 28 years. Most recently, Ms. Haggerty led the Portfolio Management Group in Capital Markets and spearheaded the restructuring of Chase Home Lending’s mortgage servicing portfolio. Prior to that, she led several businesses in the Securitized Products Group of JPMorgan Securities, including Plymouth Park Tax Services (a business that invested in delinquent real estate taxes), the Securitized Products Transaction Management Group, and EMC Mortgage Corporation (a residential mortgage special servicer). At Bear Stearns, as Senior Managing Director and Co-Head of Mortgage Finance, she built and managed its residential mortgage origination, acquisition, warehouse lending, and mortgage finance businesses. Ms. Haggerty currently serves as a board member of Great Ajax Corp. (NYSE: AJX) and previously served as a board member of J.P. Morgan Residential Mortgage Acceptance Corp., Reoco, Inc., and Bear Stearns Residential Mortgage Corporation. Ms. Haggerty began her career as a Certified Public Accountant at Arthur Young & Company. She has a B.S. degree in accounting from the State University of New York at Albany, is a board member of The University at Albany Foundation, and serves as a member of the Dean’s Advisory Council for the School of Business. Ms. Haggerty also serves as board member and Treasurer of Virtual Enterprises International, Inc., a national educational non-profit that develops entrepreneurial skills in middle and high school students utilizing a work-based learning environment and academic standards-based education. We believe Ms. Haggerty’s background in investment banking, paired with her experience in various director roles, provides her with the expertise to serve as a director.

Pamela Liebman, 60, has served as one of our directors since November 2021. Ms. Liebman has served as President and Chief Executive Officer of The Corcoran Group, a real estate firm, since 2000. Prior to such roles, she served in various capacities at The Corcoran Group since she started at the company in 1984, including creating The Corcoran Group’s marketing division in 1995. Ms. Liebman has a B.A. degree in Communications and Marketing from the University of Massachusetts-Amherst. She currently serves on the Real Estate Board of New York’s Executive Committee and Board of Governors, on the executive committee of Miami’s Mount Sinai Medical Center Foundation and as a member of the board of directors of The Bass Museum. She has also previously served on the board of directors of the Intrepid Museum. We believe Ms. Liebman is qualified to serve on our Board based on her depth of experience in real estate-related assets and financial services.

Vincent Tese, 80, has served as one of the directors since November 2021. Mr. Tese has been Chairman of ICE Clear Credit LLC, a financial services company, since 2013. Mr. Tese was the Chairman of FCB Financial Holdings, Inc. (f/k/a Bond Street Holdings LLC) from November 2009 to January 2019 and the Executive

Chairman of FCB Financing Holdings, Inc. and its subsidiary, Florida Community Bank from January 2010 to January 2019. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. He is a director of AMC Networks, Inc. (NASDAQ: AMCX), MSG Sports, MSG Entertainment, and Intercontinental Exchange, Inc. He also serves as a trustee of New York Presbyterian Hospital and New York University School of Law. Mr. Tese previously was a director of Gabelli Asset Management, National Wireless Holdings, Inc., The Bear Stearns Companies, Inc., Cablevision, MSG Networks, and Mack-Cali Realty Corporation. Mr. Tese holds a B.B.A. from Pace University, as well as a J.D. from Brooklyn Law School and a L.L.M. in Taxation from New York University School of Law. He is a licensed attorney by the State Bar of New York. We believe Mr. Tese is qualified to serve on our Board based on his depth of experience in investment management, financial services, and corporate governance.

W. Edward Walter III, 67, is our Lead Independent Director and has served as one of our directors since November 2021. Mr. Walter served as the Global Chief Executive Officer for the Urban Land Institute, a global nonprofit research and education organization, from June 2018 until October 2022. Prior to that, he was the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business. He served as President and Chief Executive Officer of Host Hotels and Resorts, Inc., a publicly traded lodging real estate company (“Host”), from October 2007 through December 2016, with his employment ending on January 31, 2017. From 2003 until October 2007, he served as Executive Vice President and Chief Financial Officer of Host. From 1996 until 2003 he served in various senior management positions with Host, including Chief Operating Officer. Mr. Walter is also past Chairman of NAREIT, the past Chairman of the Federal City Council and a member of the Board of Visitors of the Georgetown University Law Center. Mr. Walter serves on the boards of CNS REIT, Ameriprise Financial, Inc. (NYSE: AMP) and AvalonBay Communities, Inc. (NYSE: AVB), the latter as Lead Director. Mr. Walter received his undergraduate degree from Colgate University and a J.D. from Georgetown University Law Center. We believe Mr. Walter is qualified to serve on our Board based on his extensive experience in investment management, real estate-related assets, financial services, and corporate governance.

Our board of directors recommends a vote “FOR” the election of each of Messrs. Mack, McGillis, Richman, Silberstein, Cephas, Tese and Walter and Mses. Haggerty and Liebman as directors.

A plurality of all of the votes cast in the election of directors at the Annual Meeting is necessary to elect a director. Proxies solicited by our board of directors will be voted “FOR” each of Messrs. Mack, McGillis, Richman, Silberstein, Cephas, Tese and Walter and Mses. Haggerty and Liebman as directors, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In accordance with our Charter and our Bylaws, any vacancies occurring on our Board, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the Board, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; provided, that for so long as ARS VII Claros Investor, LP, an affiliate of Almanac, directly or indirectly owns 4.9% or more of the outstanding shares of our Common Stock and for so long as PARE is an affiliate of Ping An and PARE, together with other affiliates of Ping An, owns 4.9% or more of the outstanding shares of our Common Stock, respectively, if such vacancy is related to a designee of Almanac or of PARE, the Board is obligated fill such vacancy with a designee of Almanac or of PARE, respectively. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

There is no familial relationship among any of the members of our Board or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PricewaterhouseCoopers LLP has audited our consolidated financial statements for our fiscal years ended December 31, 2022 and 2021 and has also provided certain tax services. Our Board is requesting that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Neither our Bylaws nor our other governing documents or law require stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting via the live webcast and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$1,633,200	$2,888,900
Audit-Related Fees(2)	—	—
Tax Fees(3)	255,060	232,050
All Other Fees(4)	900	900

Total	$1,889,160	$3,121,850

(1)

Audit Fees include: (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) accounting consultation attendant to the audit; and (iv) audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.

(2)	There were no Audit-Related Fees incurred in 2021 or 2022.
(3)	Tax Fees include tax compliance, tax planning, tax advisory and related tax services.
(4)	All Other Fees include a subscription to an online accounting disclosure checklist.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve all auditing and non-auditing services to be provided by our Company’s external auditors, unless the engagement is pre-approved pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy. Since our initial public offering, all fees paid to PricewaterhouseCoopers LLP have been pre-approved by our Audit Committee.

Our board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year.

A majority of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted “FOR” this proposal, unless otherwise instructed. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because this proposal is considered “routine” under the rules of the NYSE, we do not expect there to be any broker non-votes.

3. ADVISORY APPROVAL OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

As disclosed in this Proxy Statement under “Executive Compensation—Compensation Discussion and Analysis,” we have no employees and are externally managed by Claros REIT Management LP, our Manager, pursuant to the amended and restated management agreement between us and our Manager dated as of August 2, 2022 (the “Management Agreement”). Under the Management Agreement, we pay our Manager the management fees described in “Certain Relationships and Related Transactions.” Because our Manager is responsible for managing our affairs pursuant to the Management Agreement, we do not have agreements with any of our executive officers with respect to their cash compensation. Our named executive officers as described in this Proxy Statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. Under the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to the personnel of our Manager or its affiliates who are (1) serving as the Company’s Chief Financial Officer, and (2) performing other non-investment functions from time to time including, without limitation, corporate finance, tax, accounting, internal audit, legal, risk management, operations or compliance, as applicable, in each case based upon the percentage of time spent performing services for the Company. For clarity, the Company is not required to reimburse any compensation for any of the investment personnel of our Manager or its affiliates, including but not limited to personnel serving as the Company’s Chief Executive Officer or President.

Our Manager and the personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers, are eligible to receive equity award compensation under the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (the “2016 Incentive Plan”). Please refer to “Executive Compensation—Compensation Discussion and Analysis” for a description of grants made under the 2016 Incentive Plan.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2023 Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the 2022 compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in the Company’s Proxy Statement for the Company’s 2023 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to the Company’s 2023 Annual Meeting.

Although this approval is advisory and non-binding, our Board and the Compensation Committee of our Board (the “Compensation Committee”) value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers. Following the say-on-pay vote to be conducted at this Annual Meeting, and taking into account the result of the advisory vote on the frequency of advisory votes on named executive officer compensation as set forth in Proposal 4, we expect our next say-on-pay vote will be conducted at our annual meeting in 2024.

Our board of directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

A majority of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted “FOR” this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

4. ADVISORY PROPOSAL ON WHETHER THE STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF CMTG’S NAMED EXECUTIVE OFFICERS WILL OCCUR EVERY

ONE, TWO OR THREE YEARS

Pursuant to Section 14A of the Exchange Act, we are asking stockholders whether future votes on the compensation of the Company’s named executive officers, or “say-on-pay” votes, should be held every one, two or three years. After careful consideration, the Board has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for us at this time, and the Board therefore recommends that stockholders vote for future advisory votes on the compensation of the Company’s named executive officers to occur every year.

We believe that an annual advisory vote on the compensation of our named executive officers is consistent with our interest of seeking input from our stockholders on corporate governance matters. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

The Board and the Compensation Committee will carefully review the voting results, with particular attention to the option of one year, two years or three years that receives the highest number of votes cast by stockholders to be the frequency for holding future advisory votes on named executive officer compensation. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interest of the Company to hold future advisory votes on named executive officer compensation more or less frequently than the option approved by stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Our board of directors recommends that an advisory vote to approve the compensation of our named executive officers be held every “ONE YEAR.”

A majority of the votes cast for the alternative at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted “ONE YEAR” for this proposal, unless otherwise instructed. If no frequency receives the affirmative vote of a majority of the votes cast on the proposal, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our board of directors is responsible for overseeing the management of our business and affairs. Our Board conducts its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2022, our Board held seven meetings. All of the directors then serving on our Board attended at least 75% of the aggregate meetings of our Board and of the committees of our board of directors on which they served during the period in which they served in 2022. Our board of directors’ policy, as set forth in the Corporate Governance Guidelines, is to expect the attendance by each director at all scheduled meetings of our Board and all committees on which the director sits.

Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Ms. Haggerty (Chairperson) and Messrs. Tese and Walter are the current members of the Audit Committee. Our Board has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Corporate Governance Guidelines, the Director Qualification Standards (as defined below) and the written charter of the Audit Committee. Our Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of our directors’ respective backgrounds and experience), that Ms. Haggerty and Messrs. Tese and Walter each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.

The Audit Committee, which met four times during 2022, among other things, assists our Board in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) the design and implementation of our internal audit function, which was performed by a third party advisory firm for the year ended December 31, 2022, and the performance of the internal audit function after it has been established. The audit committee is also responsible for preparing the audit committee report that is included in our annual proxy statement. The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.clarosmortgage.com.

Compensation Committee. Mr. Tese (Chairperson), Mr. Cephas and Ms. Liebman are the current members of the Compensation Committee. Our Board has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards, the Corporate Governance Guidelines, the Director Qualification Standards (as defined below) and the written charter of the Compensation Committee.

The Compensation Committee, which met four times during 2022, is responsible for overseeing the compensation of executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and to administer any such plans or programs as required by the terms thereof. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director compensation and evaluating, on an annual basis, the terms of the Management Agreement, the performance of our Manager and the compensation, awards under the 2016 Incentive Award Plan, expense reimbursements and other amounts payable to our Manager or its personnel. The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.clarosmortgage.com.

Nominating and Corporate Governance Committee. Mr. Cephas (Chairperson), Ms. Liebman and Mr. Tese are the current members of the Nominating and Corporate Governance Committee. Our Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Corporate Governance Guidelines, the Director Qualification Standards and the written charter of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee, which met three times during 2022, is responsible for, among other things, (1) identifying individuals qualified to become board members consistent with criteria approved by the Board, (2) recommending to the Board persons for nomination as the Board’s director nominees to be voted upon by stockholders at the next applicable meeting of stockholders, (3) developing and recommending to the Board corporate governance guidelines and (4) overseeing the evaluation of the Board and management. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.clarosmortgage.com.

Report of the Audit Committee

The Audit Committee has furnished the following report for our fiscal year ended December 31, 2022:

The Audit Committee is responsible for assisting our board of directors in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) the design and implementation of our internal audit function, which was performed by a third party advisory firm for the year ended December 31, 2022, and the performance of the internal audit function after it has been established. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.clarosmortgage.com.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held four meetings in 2022. Meetings of the Audit Committee are designed to facilitate the Committee’s review of the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, and to encourage communication among the Audit Committee, management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements in our quarterly and annual reports, as applicable, as well as our earnings releases. In addition, the Audit Committee and management discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit. The Audit Committee also engaged with management and PricewaterhouseCoopers with regard to the internal audit function, which was performed by a third party advisory firm for the year ended December 31, 2022, and the design, documentation and testing of internal controls.

The Audit Committee reviews our financial reporting process on behalf of the board of directors. In the performance of its oversight function, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2022, and the related report prepared by PricewaterhouseCoopers LLP. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP.

The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable auditing standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and Rule 2-07 of Regulation S-X of the Securities and Exchange Commission.

The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from us. PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by PricewaterhouseCoopers LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for our fiscal year ended December 31, 2022 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is presenting this selection to our stockholders for ratification.

Mary Haggerty (Chairperson)

Vincent Tese

W. Edward Walter III

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF DIRECTORS

Our Board has approved a non-employee director compensation program, or the Director Compensation Program, which governed our 2022 non-employee director compensation. The Director Compensation Program provides for annual retainer fees and long-term equity awards for each member of our Board who is not an employee of the Company or any of its parents, affiliates or subsidiaries (such eligible directors, the “Eligible Directors”).

Cash Compensation

Position	Annual Cash Retainer
Board Member	$80,000
Committee Chair
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Committee Member
Audit	$10,000
Compensation	$5,000
Nominating and Corporate Governance	$5,000
Lead Independent Director	$25,000

Annual cash retainer fees are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service. As described in further detail below under “Deferred Compensation Plan,” our non-employee directors are permitted to elect to receive all or a portion of their annual cash retainers, as well as any cash retainers for service on a committee, in each case, earned under the Director Compensation Program in the form of fully vested RSUs, which may be deferred, referred to as “Deferred Stock Units.”

Equity Compensation

•

Annual Grant: An Eligible Director who is serving on our board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year is granted, on such annual meeting date, a restricted stock unit (“RSU”) award with a value of approximately $100,000. Each annual grant vests in full on the earlier to occur of (i) the first anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date. The number of RSUs subject to the annual grant is determined by dividing $100,000 by the closing price for the Company’s common stock on the applicable grant date.

In addition, each annual grant vests in full upon a change in control of the Company (as defined in the Company’s 2016 Incentive Award Plan (the “2016 Plan”)).

Deferred Compensation Plan

Effective as of May 24, 2022, our Board adopted the Claros Mortgage Trust, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which (i) permits our non-employee directors to receive all or a portion of their annual cash retainers, as well as any cash retainers for service on a committee, in each case, earned under the Director Compensation Program in the form of fully vested RSUs, which may be deferred, referred to as “Deferred Stock Units”, and (ii) permits our executives and non-employee directors to defer the settlement of all or a portion of any RSU awards granted under the 2016 Plan in the form of Deferred Stock Units.

With respect to 2022, each of Vincent Tese and Steven L. Richman elected to defer 100% of his annual cash retainers and RSU awards earned or granted under the Director Compensation Program on or after May 24, 2022, and Derrick D. Cephas and W. Edward Walter III each elected to defer their RSU award.

2022 Director Compensation Table

The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during 2022. Mr. Mack, who served as our Chief Executive Officer during the year ended December 31, 2022, and Mr. McGillis, who served as our President and Chief Financial Officer for a portion of the year ended December 31, 2022, did not and do not receive additional compensation for service as directors, and therefore are not included in the Director Compensation table below. All compensation paid to Messrs. Mack and McGillis is reported below in the “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)		Total ($)
Mary Haggerty	$100,000	$100,000		$200,000
Pamela Liebman	$90,000	$100,000		$190,000
Derrick D. Cephas	$95,000	$100,000		$195,000
Vincent Tese	$55,000	$155,000	(3)	$210,000
W. Edward Walter III	$115,000	$100,000		$215,000
Steven L. Richman(4)	$40,000	$140,000	(3)	$180,000
Andrew Silberstein(5)	—	—		—

(1)

Amounts in this column represent annual board, chair, committee chair and committee member fees earned by our independent directors in 2022. Amounts are reflective of cash fees earned by a director as a result of a director’s election to receive Deferred Stock Units in lieu of cash compensation in 2022 under the Deferred Compensation Plan. With respect to 2022, Vincent Tese and Steven L. Richman elected to defer 100% of their annual cash retainers in Deferred Stock Units and thus they did not receive cash payments for their service on the board on or after May 24, 2022.

(2)

Represents the grant date fair value of (i) RSUs granted in 2022, including any RSUs elected to be deferred as Deferred Stock Units and (ii) Deferred Stock Units granted in connection with the election by a director to receive equity in lieu of cash compensation in 2022, in each case, determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions for the 2022 grants, see Note 12 to our 2022 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed on February 16, 2023. As of December 31, 2022, Mses. Haggerty and Liebman each held 4,880 unvested RSUs, and Messrs. Cephas, Richman, Tese and Walter each held 4,880, 7,690, 8,920 and 4,880 Deferred Stock Units, respectively. Mr. Silberstein did not hold any outstanding equity awards as of December 31, 2022. Cash retainer fees earned in the fourth quarter of the Company’s 2022 fiscal year and paid in the form of Deferred Stock Units to Messrs. Tese and Richman in the amount of 1,539 and 1,341 Deferred Stock Units, respectively, were granted in January 2023 and are included in the grant date fair values reported in the table.

(3)

Messrs. Richman and Tese elected to defer 100% of their annual cash retainer earned under the Director Compensation Program as Deferred Stock Units under the Deferred Compensation Plan and thus they did not receive cash payments for their service on the board on or after May 24, 2022.

(4)	Commencing in June 2022, Mr. Richman was eligible to receive compensation as an Eligible Director under our Director Compensation Program.
(5)	Mr. Silberstein serves as a managing director and a member of the Almanac Investment Committee and is not an Eligible Director under our Director Compensation Program.

CORPORATE GOVERNANCE

Role of the Board and Risk Oversight

Our business is managed by our Manager, subject to the supervision and oversight of our Board. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Our directors are kept informed about our business by attending meetings of our Board and applicable committees and through supplemental reports and communications.

Our Board believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. A majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this Proxy Statement under “—Director Independence.” The independent directors will meet separately from the personnel of our Manager on at least an annual basis and are very active in the oversight of the management of the business and affairs of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the performance, evaluation and compensation of our Manager and the selection and evaluation of directors.

Each director may add items to the agenda of board of directors’ meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board committee has complete and open access to our Manager and its officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement.

Our Board believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our Board and our Manager. Our current governance structure, including the functioning of the independent director component of our Board, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Mr. Mack has served as CEO and Chairman of the Board since our founding, and our Board continues to believe that his combined role is most advantageous to us and our stockholders. Mr. Mack possesses extensive knowledge of the issues, opportunities and risks facing us, our business and our industry and has consistently demonstrated the vision and leadership necessary to focus the board of directors’ time and attention on the most critical matters and to facilitate constructive dialogue among members of the Board on strategic issues. Moreover, the combined roles enable decisive leadership, clear accountability and consistent communication of our message and strategy to all of our stakeholders.

Mr. Walter currently serves as our lead independent director. Our Board believes that having a lead independent director is in our and our stockholders’ best interests. The responsibilities of our lead independent director include (i) presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors, (ii) approving the board of directors’ meeting schedules and agendas and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairman.

We recognize the importance of environmental, social and governance (“ESG”) issues and incorporate consideration of ESG issues into our investment analysis and decision-making processes. We are externally managed and advised by our Manager. Our Manager believes responsible investment considers how ESG issues impact the firm, the companies like us that it manages, the communities in which it and they operate, and the world at large.

Code of Ethics and Conduct

Our Board has adopted a Code of Ethics and Conduct (the “Code of Conduct”) that applies to our directors and employees (if any), and to all of the officers and employees of our Manager and its affiliates who provide services to us. The Code of Conduct was designed to assist directors and executive officers in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are conflicts of interest, disclosures, compliance with laws, rules and regulations, reporting, accountability and enforcement, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets and waivers. The Code of Conduct is available for viewing on our website at www.clarosmortgage.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to our Secretary at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are independence of our Board, separate sessions of independent directors, director qualification standards and additional selection criteria, director orientation and continuing education, director responsibilities, compensation, board access to senior management and independent advisors, annual self-evaluation of our Board and committees, director attendance, standing committees and succession planning.

Director Independence

The Corporate Governance Guidelines provide that a majority of the directors serving on our Board must be independent as required by NYSE listing standards. In addition, as permitted under the Corporate Governance Guidelines, our Board has adopted certain categorical standards (the “Director Qualification Standards”) to assist it in making determinations with respect to the independence of directors. The Director Qualification Standards in our Corporate Governance Guidelines are available for viewing on our website at www.clarosmortgage.com. Based upon its review of all relevant facts and circumstances, our Board has affirmatively determined that six of the nine nominees for election as a director—Steven L. Richman, Derrick D. Cephas, Mary Haggerty, Pamela Liebman, Vincent Tese and W. Edward Walter III—qualify as independent directors under the NYSE listing standards and the Director Qualification Standards.

In connection with this review, our Board was unable to determine that our director nominees Richard Mack, Michael McGillis, and Andrew Silberstein qualify as independent directors under our Director Qualification Standards because Messrs. Mack and McGillis are executive officers of ours and are also executives of MRECS, and Mr. Silberstein is also a managing director of NB Alternatives Advisor LLC, an affiliate of which owns an interest in our Manager.

Review and Approval of Transactions with Related Persons

Our Board has adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of any class of the Company’s voting securities, immediate family members of any of the foregoing or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

•

Any covered related party transaction, other than pre-approved transactions as set forth in the Related Person Transaction Policy and Procedures, must be approved by our Audit Committee. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (ii) whether the transaction is consistent with the interest of the Company and its stockholders; and (iii) the extent of the related person’s interest in the transaction.

•

On at least an annual basis, management will update the Audit Committee on material changes to any related person transaction and provide a status report of all then current related person transactions.

Procedures

•	The Company reviews all known transactions, arrangements and relationships in which the Company and a related person are participants to determine whether a related person transaction exists.

•

The Manager’s Legal and Compliance function is responsible for developing and implementing processes and procedures deemed necessary or appropriate to obtain information regarding related persons and determining whether such potential related person transaction requires compliance with the Related Person Transaction Policy and Procedures.

•	The potential related person transaction must be reported to our general counsel by both the related person and the person at the Company responsible for such potential related person transaction.

•	All related party transactions shall be disclosed in our applicable filings with the SEC as required under applicable securities laws, rules and regulations.

Identification of Director Candidates

In accordance with the Corporate Governance Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for recommending director candidates to our Board for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly qualified director candidates with a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Nominating and Corporate Governance Committee may also consider experience in corporate management; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; strength of leadership skills; experience in finance and accounting and executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool for consideration, and evaluate director candidates in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business.

The Nominating and Corporate Governance Committee routinely maintains a list of potential director candidates and skill sets required by our Board. Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee will assess potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee will consider knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our Board. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairperson of our Board and our Chief Executive Officer, and recommend director candidates to our Board for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting of stockholders. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Hedging and Speculative Trading

Our Board has adopted, as part of our insider trading policy, prohibitions against our officers, directors and all employees, partners, directors and officers of our Manager and MRECS and its affiliates engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of options and short sales of our securities. In addition, such persons are prohibited from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, margin purchases of our securities, and pledging our securities as collateral to secure loans.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Communications with the Board of Directors by Stockholders and Other Interested Persons

Our board of directors has approved a process to enable communications with the independent members of the Board or the chairperson of any of the committees of the Board. Communications by email should be sent to cmtg-bod@mackregroup.com. Communications by regular mail should be sent to the attention of our Secretary at our office at c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our Board. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening or illegal; does not reasonably relate to us or our business; or is similarly inappropriate. Our Secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Executive Sessions of Independent Directors

Our independent directors meet in executive sessions typically following each regularly scheduled meeting of our Board, but in any event not less than once per year. These executive sessions of our Board are presided over by the Lead Independent Director or another of the independent directors selected on an ad-hoc basis.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our Chief Executive Officer is Richard Mack, our President is Michael McGillis, and our Chief Financial Officer is Jai Agarwal. For Mr. Mack’s and Mr. McGillis’s biographies, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.” The following sets forth the biographical information for Mr. Agarwal, our other executive officers and certain of our senior officers as of April 20, 2023.

Executive Officers

Jai Agarwal, 48, our Chief Financial Officer, joined MREG in 2022 and serves as Chief Financial Officer. He is a member of the Investment Committee of each of MREG and MRECS. Mr. Agarwal previously served as the Chief Financial Officer, Treasurer and Secretary of Apollo Commercial Real Estate Finance, Inc., a real estate investment trust focused on commercial real estate origination and investment (NYSE: ARI) (“Apollo”), from May 2016 until January 2022. Prior to joining Apollo, he was Chief Financial Officer and Treasurer of CM Finance Inc. (NASDAQ: CMFN) for two years. Mr. Agarwal also held several senior roles in the real estate finance group at Blackstone Inc. and for Capital Trust, Inc., the predecessor to Blackstone Mortgage Trust, Inc. (NYSE: BXMT). Earlier in his career, Mr. Agarwal held positions in finance and investments at iStar Inc. (NYSE: STAR). Mr. Agarwal holds a Bachelor of Commerce from the University of Mumbai.

Kevin Cullinan, 36, our Executive Vice President—Originations, joined MRECS in 2015 and serves as Managing Director, Co-Head of Credit Strategies and Head of Originations for MRECS’ debt investments business. In this role, Mr. Cullinan oversees a team of investment professionals that is responsible for sourcing, underwriting, structuring, and executing new investments. Mr. Cullinan is a member of the MRECS Investment Committee. Prior to joining MRECS, he spent four years on the Global Real Assets team at J.P. Morgan Investment Management. Earlier in his career, he worked at a family office in New York City and at CBRE. Mr. Cullinan holds a B.B.A. with a concentration in Finance from Loyola University Maryland.

Priyanka Garg, 47, our Executive Vice President—Portfolio and Asset Management, joined MRECS in 2020 and serves as Managing Director, Co-Head of Credit Strategies and Head of Portfolio and Asset Management for MRECS’ debt investments business. Ms. Garg is a member of the MRECS Investment Committee and has more than 20 years of hands-on real estate investment management experience, including leadership positions at Treeview Real Estate Advisors, a real estate advisory and asset management firm, and Westbrook Partners, a real estate investment management company. Her prior professional experience includes positions with Perry Capital Real Estate Partners and Goldman Sachs in its Whitehall Real Estate Funds group. She earned a B.S. in Economics from The Wharton School of the University of Pennsylvania, a M.A. in Education from the Stanford Graduate School of Education, and an M.B.A. from the Stanford Graduate School of Business.

J.D. Siegel, 48, our Executive Vice President—General Counsel and Secretary, joined MREG in 2015 and serves as General Counsel. He is responsible for overseeing the legal and compliance function and various operational matters for the firm. Previously, he was the General Counsel and Chief Compliance Officer of Aetos Capital Real Estate, a real estate investment manager focused on Asian markets. Before that, Mr. Siegel was Assistant General Counsel at Centerbridge Partners, a private equity firm. Mr. Siegel began his legal career with Shearman & Sterling. Earlier in his career, Mr. Siegel was a management consultant with ZEFER Corporation, an Internet strategy firm subsequently acquired by NEC Corporation of America, and worked in organizational development, investor relations, and as a speechwriter for Staples, Inc. Mr. Siegel holds a B.A. from Brandeis University, a J.D. from the University of Michigan Law School, and an M.B.A. from the Stephen M. Ross School of Business at the University of Michigan.

Senior Officers

Anh Huynh, 46, our Vice President—Investor Relations, is the Executive Director of Investor Relations and Capital Raising at MREG. Since joining MREG in 2017, Ms. Huynh has been responsible for handling matters related to investor relations and capital raising. From 2013 to 2016, Ms. Huynh was the Director of Investor Relations at Silver Bay Realty Trust Corporation, a real estate investment company, where she also oversaw investor relations matters. Ms. Huynh holds a B.A. in Management Information Systems from Florida International University and an M.B.A. from the University of Chicago.

Daniel Rosenblum, 39, our Vice President and Treasurer, is an Executive Director of MREG. He joined the firm in 2015 to oversee the finance and control functions for MRECS. Before that, Mr. Rosenblum was Controller at Northwood Investors, a real estate investment company, from April 2011 to June 2015. In his role, he was responsible for the finance and control functions of the company. Earlier in his career, Mr. Rosenblum was a senior associate in the assurance practice at Ernst & Young. Mr. Rosenblum is a CPA and CFA. He holds a B.A. in Economics and Business from Lafayette College and an M.S. in Accounting from the University of Virginia.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for fiscal year 2022 to our named executive officers for the fiscal year ended December 31, 2022. Our named executive officers for fiscal year 2022, which consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for fiscal year 2022 are:

•	Richard J. Mack, who serves as Chief Executive Officer and is our principal executive officer;

•	Jai Agarwal, who serves as Chief Financial Officer and is our principal financial officer;

•	Michael McGillis, who serves as President and formerly served as our Chief Financial Officer;

•	Kevin Cullinan, who serves as Executive Vice President—Originations;

•	Priyanka Garg, who serves as Executive Vice President—Portfolio and Asset Management; and

•	J.D. Siegel, who serves as Executive Vice President, General Counsel and Secretary.

Compensation Philosophy, Objectives and Rewards

Overview

We are externally managed by our Manager and currently have no employees. Our executive officers are employees or principals of our Manager or one of its affiliates, and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement. We currently do not pay our executive officers any cash compensation, and we have no compensation agreements with our executive officers, though we have previously granted equity awards to our executive officers, and we expect to grant additional equity awards to our executive officers or to our Manager or one of its affiliates on behalf of our executive officers. Additionally, we do not determine compensation amounts payable to our executive officers. Instead, our Manager or its affiliates have discretion to determine the form and level of compensation paid to and earned by our executive officers. We, in turn, pay our Manager the management fees described in “Certain Relationships and Related Transactions.”

Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to the personnel of our Manager or its affiliates who are (1) serving as the Company’s Chief Financial Officer, and (2) performing other non-investment functions from time to time including, without limitation, corporate finance, tax, accounting, internal audit, legal, risk management, operations or compliance, as applicable, in each case based upon the percentage of time spent performing services for the Company. For clarity, the Company is not required to reimburse any compensation for any of the investment personnel of our Manager or its affiliates, including but not limited to personnel serving as the Company’s Chief Executive Officer or President.

Although our allocable share of compensation is determined based on the portion of time our Manager’s non-investment personnel provides services to the Company, their total compensation packages are not determined based on such allocation of compensation or portion time they provide services to the Company. In 2022, none of our Chief Executive Officer, President, and Chief Financial Officer, and personnel of our Manager and its affiliates who provides services to us receive pension or retirement benefits or nonqualified deferred compensation from us, and there are no severance arrangements to make cash payments to any such individual upon termination or in the event of our change in control.

Additionally, we reimburse our Manager for certain costs and expenses incurred on our behalf, including those costs and expenses related to legal, accounting, due diligence and other services, in each case to the extent consistent with the Management Agreement or as the Board may otherwise approve. For the fiscal year ended December 31, 2022, we incurred an aggregate of $40,734,000 to our Manager pursuant to the Management Agreement, of which $39,461,000 represented management fees and $1,273,000 represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by the persons serving as our Chief Financial Officer and our Executive Vice President, General Counsel and Secretary.

For context of our named executive officer’s compensation, our Manager paid our named executive officers aggregate base salary, cash bonus and Company incentive fee participation payments, as applicable, of approximately $4.5 million during fiscal year 2022, which amount represented 11.5% of the management and incentive fees we paid our Manager for 2022. This aggregate compensation amount excludes (i) incentive payments to our named executive officers by affiliates of our Manager specifically related to the performance of other investment vehicles that are sponsored, managed or advised by affiliates of our Manager and (ii) the compensation, disclosed in the Summary Compensation Table below, paid by us directly to our named executive officers during fiscal year 2022, including grants of RSUs.

Our Manager and its affiliates compensate their employees, including our named executive officers, in accordance with MRECS’ and MREG’s, as applicable, compensation practices. The compensation of senior employees at MRECS and MREG, including our named executive officers, may consist of a combination of the following components: (i) a fixed annual base salary, (ii) an annual cash bonus payment, (iii) an allocation of incentive fees, carried interest or similar amounts, the payment of which is based on the performance of investment vehicles managed by MRECS and MREG, as applicable, and (iv) various employee benefit plans and programs. For 2022, our named executive officers’ compensation paid by MRECS and MREG, in the aggregate, was apportioned approximately 25% to fixed compensation (e.g., base salary) and 75% to performance-based compensation (e.g., annual cash bonus), on average, excluding RSUs. Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our named executive officers in 2022, but rather considered a range of various factors, including, without limitation, Distributable Earnings, Net Income and Total Shareholder Return (“TSR”), as deemed appropriate in the Manager’s discretion based on each named executive officer’s position.

Role of Compensation Committee

Currently, we do not have any employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. Accordingly, our Compensation Committee does not currently make any recommendations regarding the base salaries and target bonus levels of our named executive officers. Our Compensation Committee reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from the Company’s Chairman, President and outside compensation consultant. Our executive officers do not participate in the deliberations or recommendations with respect to the form or amount of executive officer compensation.

Role of Compensation Consultant

The Compensation Committee engaged the services of a compensation consultant, Ferguson Partners Consulting L.P. (“FPC”), to review and advise the Compensation Committee regarding the size of the Company’s equity award pool for 2022. Other than advising the Compensation Committee as described above, FPC has no other relationships with the Company and is considered an independent third-party advisor. At the time of the engagement of FPC, the Compensation Committee reviewed FPC’s independence and determined that FPC’s work for the Compensation Committee did not raise any conflict of interest pursuant to SEC and NYSE rules.

Equity-Based Compensation

We have adopted the 2016 Plan under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors and the directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. In addition, the 2016 Plan permits us to grant awards to our Manager, which may in turn grant awards to employees or directors of it and its affiliates.

The Compensation Committee has granted and may continue to grant, from time to time, equity-based awards designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers.

The 2016 Plan provides for the issuance of equity-based awards, including incentive stock options, nonqualified stock options, RSUs, restricted stock, performance bonus awards, dividend equivalents, stock payments, performance shares, other incentive awards and stock appreciation rights.

In June 2022, Messrs. Mack, Agarwal, McGillis, Cullinan and Siegel and Ms. Garg were granted RSUs as set forth below. The RSU awards approved by our Compensation Committee in 2022 included RSUs granted in recognition of the successful completion of our initial public offering in November 2021, as well as annual RSU grants for each named executive officer for the 2022 fiscal year. The RSUs vest in three substantially equal annual installments beginning on July 1, 2023, subject to the applicable named executive officer’s continued service through the applicable vesting date. The following table sets forth the RSUs granted to our named executive officers in fiscal year 2022.

Named Executive Officer	Total 2022 RSUs Granted
Richard J. Mack	764,463
Jai Agarwal	40,000
Michael McGillis	179,840
Kevin Cullinan	110,000
Priyanka Garg	135,000
J.D. Siegel	70,565

Deferred Compensation Plan

Effective as of May 24, 2022, our Board adopted the Deferred Compensation Plan, which (i) permits our non-employee directors to receive all or a portion of their annual cash retainers, as well as any cash retainers for service on a committee, in each case, earned under the Director Compensation Program in the form of fully vested Deferred Stock Units, and (ii) permits our executives and non-employee directors to defer the settlement of all or a portion of any RSU awards granted under the 2016 Plan in the form of Deferred Stock Units.

The Deferred Compensation Plan is an unfunded, unsecured deferred compensation plan that allows participants to defer receipt of shares of the Company’s Common Stock issuable upon vesting of any RSU in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986. Our and our subsidiaries’ directors, officers, employees, consultants and advisors and the directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries are eligible to participate in the Deferred Compensation Plan, as determined by the plan administrator.

Pursuant to the Deferred Compensation Plan, participants may elect to defer shares of the Company’s Common Stock issuable upon vesting of any RSU granted to such participant. Deferred Stock Units credited to participants shall be entitled to dividend equivalent payments upon payment by the Company of dividends on shares of the Company’s Common Stock in the same form and amount equal to the amount of such dividends.

Distributions under the Deferred Compensation Plan will generally be paid on the earliest to occur of (i) the date of an in-service distribution, as elected by the participant, (ii) the participant’s termination of employment or service or (iii) a change in control (as defined in the Deferred Compensation Plan).

Prohibition on Hedging and Pledging

Our Board has adopted, as part of our insider trading policy, prohibitions against our officers, directors and all employees, partners, directors and officers of our Manager and MRECS and its affiliates engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of options and short sales of our securities. In addition, such persons are prohibited from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, margin purchases of our securities, and pledging our securities as collateral to secure loans.

Clawback Policy

While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002, we have not yet adopted a compensation recovery policy as required under the Dodd-Frank Act. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Act and the NYSE’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. The Company will implement its clawback policy in accordance with the new listing standard when the new listing standard becomes final.

Accounting Policies for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation (“ASC 718”) requires us to recognize an expense for the fair value of stock-based compensation awards. Grants of stock options, restricted stock, performance shares and RSUs under our equity incentive award plans are accounted for under ASC 718.

The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting treatment of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of Mr. Tese (Chairperson), Mr. Cephas and Ms. Liebman, has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee of the Board of Directors

Vincent Tese (Chair)

Derrick D. Cephas

Pamela Liebman

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard J. Mack,	2022		$—	$—	$14,310,747	$—	$14,310,747
Chief Executive Officer	2021		$—	$—	$—	$—	$—
	2020		$—	$—	$—	$—	$—
Jai Agarwal,	2022		$250,551	$162,625	$748,800	$—	$1,161,976
Chief Financial Officer(3)(4)	2021		$—	$—	$—	$—	$—
	2020		$—	$—	$—	$—	$—
Michael McGillis,	2022		$—	$—	$3,366,605	$—	$3,366,605
President and former Chief Financial Officer(4)	2021		$—	$—	$—	$—	$—
	2020		$—	$—	$—	$—	$—
Kevin Cullinan,	2022	$		$—	$2,059,200	$—	$2,059,200
Executive Vice President, Originations	2021		$—	$—	$—	$—	$—
	2020		$—	$—	$—	$—	$—
Priyanka Garg,	2022	$		$—	$2,527,200	$—	$2,527,200
Executive Vice President, Portfolio and Asset Management	2021		$—	$—	$—	$—	$—
	2020		$—	$—	$—	$—	$—
J.D. Siegel,	2022		$81,986	$192,195	$1,320,977	$—	$1,595,158
Executive Vice President, General Counsel and Secretary(3)	2021		$—	$—	$—	$—	$—
	2020		$—	$—	$—	$—	$—

(1)	Each of our named executive officers is an employee of an affiliate of our Manager and is not paid cash compensation by us.
(2)

Represents the grant date fair value of RSUs granted in 2022 to our named executive officers determined in accordance with ASC 718. For a discussion of valuation assumptions for the 2022 grants, see Note 12 to our 2022 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed on February 16, 2023.

(3)

Messrs. Agarwal and Siegel are employees of an affiliate of our Manager and are not paid compensation by us. Amounts in the columns entitled “Salary” and “Bonus” represent allocable amounts incurred by our Manager or its affiliates and reimbursed by us pursuant to the Management Agreement in consideration of services rendered by the specified individual.

(4)	Mr. McGillis is our President and served as our Chief Financial Officer until March 17, 2022 when Mr. Agarwal was appointed as our Chief Financial Officer.

GRANTS OF PLAN BASED AWARDS IN 2022

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022. This table presents information regarding all grants of plan-based awards occurring during fiscal 2022.

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair value of Stock and Option Awards ($)(2)

Richard J. Mack	6/14/2022	764,463	$14,310,747
Jai Agarwal	6/14/2022	40,000	$748,800
Michael McGillis	6/14/2022	179,840	$3,366,605
Kevin Cullinan	6/14/2022	110,000	$2,059,200
Priyanka Garg	6/14/2022	135,000	$2,527,200
J.D. Siegel	6/14/2022	70,565	$1,320,977

(1)

Represents time-based RSU awards granted to our named executive officers during 2022 which vest in three equal installments on each of the first, second and third anniversaries of July 1, 2022, subject to the applicable named executive officer’s continued service through the applicable vesting date. Each RSU was granted with the right to receive dividend equivalents on unvested RSUs.

(2)

Represents the grant date fair value of RSUs granted in 2022 to our named executive officers determined in accordance with ASC 718. For a discussion of valuation assumptions for the 2022 grants, see Note 12 to our 2022 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed on February 16, 2023.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022. All stock awards were granted pursuant to our 2016 Plan.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Richard J. Mack	764,463	$11,245,251
Jai Agarwal	40,000	$588,400
Michael McGillis	179,840	$2,645,446
Kevin Cullinan	110,000	$1,618,100
Priyanka Garg	135,000	$1,985,850
J.D. Siegel	70,565	$1,038,011

(1)

Includes RSUs granted on June 14, 2022, which vest in substantially equal installments on July 1, 2023, July 1, 2024, and July 1, 2025, subject to the executive’s continued service through the applicable vesting date. The RSUs shall vest in full upon the executive’s death or disability.

(2)	Amounts reported are based on the closing price of our Common Stock on the NYSE as of December 30, 2022, the last trading day of the fiscal year, of $14.71 per share.

NONQUALIFIED DEFERRED COMPENSATION

No equity awards were deferred by our named executive officers under the Deferred Compensation Plan in fiscal year 2022.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Terms of Equity Awards. Under the terms of the 2016 Plan, if, in the event of a change in control (as defined in the 2016 Plan), the successor corporation does not assume or substitute the then outstanding equity awards, such equity awards will immediately vest or become exercisable and be deemed exercised immediately prior to the change in control, as applicable. Additionally, pursuant to the terms of the named executive officers’ individual RSU award agreements, upon the named executive officer’s termination of employment for death or “disability” (as defined in the 2016 Plan), any unvested RSUs will immediately vest.

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a qualifying termination of employment (whether or not in connection with a change in control), assuming that the executive’s termination of employment with our Company occurred on December 31, 2022. The following table also assumes that a successor corporation would assume or provide substitute equity awards in a change in control.

Name	Death ($)(1)	Disability ($)(1)

Richard J. Mack	$11,245,251	$11,245,251
Jai Agarwal	$588,400	$588,400
Michael McGillis	$2,645,446	$2,645,446
Kevin Cullinan	$1,618,100	$1,618,100
Priyanka Garg	$1,985,850	$1,985,850
J.D. Siegel	$1,038,011	$1,038,011

(1)

Represents the sum of the values attributable to the accelerated vesting of the unvested portion of all outstanding RSUs held by the named executive officers as of December 31, 2022. The value of the accelerated equity awards was calculated based on the closing price of our Common Stock on the NYSE as of December 30, 2022, the last trading day of the fiscal year, of $14.71 per share.

PAY VERSUS PERFORMANCE TABLE
The
following
table sets forth information concerning the compensation of our named executive officers (NEOs), including our principal executive officer (PEO), for each of the fiscal years ended December 31, 2021 and 2022, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (2)	Net Income ($mms)	Distributable Earnings ($mms) (3)
2022	$14,310,747	$12,093,805	$2,142,028	$1,831,494	$97.63	$71.80	$112.06	$194.35
2021	—	—	—	—	$98.68	$94.90	$170.54	$168.45

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Richard J. Mack	Jai Agarwal, Michael McGillis, Kevin Cullinan , Priyanka Garg and J.D. Siegel
2021	Richard J. Mack	Michael McGillis
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows. No other adjustments are required under applicable SEC rules.

	2021		2022
Adjustments (a)	PEO	Average Non- PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	—	—	$(14,310,747)	$(2,004,556)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	—	$11,245,251	$1,575,162
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	$848,554	$118,860
TOTAL ADJUSTMENTS	—	—	$(2,216,942)	$(310,534)

(a)
Time-based RSU award grant date fair values were calculated using the stock price as of the date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards that were outstanding as of the end of the covered fiscal year have been adjusted using the stock price as of year-end.
The closing price of our Common Stock on the NYSE as of December 30, 2022, the last trading day of the fiscal year, was $14.71 per share.

(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Bloomberg REIT Mortgage Index (the “ Peer Group ”).
(3)
As an externally managed company, we do not maintain an incentive compensation program that enables us to disclose a “company-selected measure” within the meaning of the SEC rules. However, we have chosen to disclose information regarding Distributable Earnings, which we believe is the most important financial performance measure in evaluating our NEOs’ compensation as compared to company performance. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings excluding incentive fees, to determine the incentive fees we pay our Manager. Distributable Earnings is a non-GAAP
measure used to evaluate our performance excluding the effects of certain transactions, non-cash
items and GAAP adjustments, as determined by our Manager, that we believe are not necessarily indicative of our current performance and operations. Distributable Earnings is defined as net income, computed in accordance with GAAP, excluding
(i) non-cash
stock-based compensation expense (income), (ii) real estate depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market
valuation changes (other than permanent impairments) that are included in net income for the applicable period,
(iv) one-time
events pursuant to changes in GAAP and (v) certain
non-cash
items, which in the judgment of our Manager, should not be included in Distributable Earnings. Distributable Earnings is substantially the same as Core Earnings, as defined in the Management Agreement, for the periods presented.
Narrative Disclosure to Pay Versus
Performance
Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO
and
the
average
of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR,
(ii) our Peer Group TSR,
(iii) our net income,
and (iv) our Distributable Earnings, in each case, for the fiscal years ended December 31, 2021 and 2022.
T
SR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Pay Versus Performance Tabular List
As mentioned above, as an externally managed company we
do
not maintain an incentive
compensation
program that contains financial performance measures. However, we believe the following performance measures represent the most important financial performance measures in evaluating compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

•	Distributable Earnings;

•	Net Income; and

•	TSR.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 regarding shares outstanding and available f or issuance under ou
r 2016 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders (1)	2,166,130	(2)	—	6,115,464
Equity compensation plans not approved by stockholders	—		—	—

Total	2,166,130		—	6,115,464

(1)	Represents the 2016 Plan.
(2)
Represents the number of shares subject to outstanding awards granted under the 2016 Plan. There are 2,159,280 s hares subject to outsta
nding RSUs and 6,850 shares subject to outstanding Deferred Stock Units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of CMTG. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based solely on the review of copies of the Section 16(a) reports and amendments thereto furnished to us, we believe that for the year ended December 31, 2022, our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them, except that a Form 4 for J.D. Siegel, the Executive Vice President, General Counsel and Secretary of the Company, was filed late due to an inadvertent acquisition of shares through a broker-sponsored automatic dividend reinvestment plan and a Form 4 for Steven L. Richman, a director, was filed late due to administrative difficulties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock of the Company or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest, other than as described below.

Management Agreement

Pursuant to the Management Agreement with our Manager, our Manager is responsible for administering (or engaging and overseeing external vendors that administer) our business activities and day-to-day operations and, through a services agreement with MRECS, provides us with our management team and other necessary professionals and support personnel. The Management Agreement requires our Manager to manage our business affairs in conformity with our investment guidelines and policies that are approved and monitored by our Board. Our Manager acts under the supervision and direction of our Board.

Our Manager is an affiliate of MRECS, and all of our officers are employees or principals of MRECS or its affiliates which are provided to our Manager pursuant to a services agreement with MRECS. In addition, as of December 31, 2022, Almanac had a limited partnership interest in our Manager, resulting in an economic interest in its profits and losses. As a result, the Management Agreement between us and our Manager was negotiated between related parties, and the terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if they had been negotiated at arm’s length between unaffiliated third parties.

Pursuant to the Management Agreement, we are obligated to pay our Manager certain base management and incentive fees, as set forth in greater detail below. These fees to be paid by us to our Manager will be reduced by an amount equal to our percentage ownership interest in any joint venture or other similar pooled investment arrangement multiplied by the aggregate management fees (including base management fees and incentive fees) paid by such joint venture or other similar pooled investment arrangement to our Manager or an affiliate of our Manager for the same period, which currently includes fees paid to our Manager pursuant to its separate management agreement with CMTG/TT Mortgage REIT LLC, a Delaware limited liability company (the “JV”).

Pursuant to the terms of our Management Agreement, we will pay our Manager a base management fee in an amount equal to 1.5% per annum of our stockholders’ equity, determined on a quarterly basis. Our Manager will also be entitled to an incentive fee with respect to each calendar quarter (or part thereof that the Management Agreement is in effect), payable quarterly in arrears in cash, in an amount not less than zero, equal to the difference between the (1) product of (a) 20% and (b) the difference between (i) Core Earnings (as defined in the Management Agreement) on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (a) the weighted average of the issue price per share of our Common Stock in all of our offerings from and after the date of the Management Agreement (including an offering that results in a listing on a national stock exchange) multiplied by the weighted average number of shares of our Common Stock outstanding (including any restricted shares of our Common Stock and any other shares of our Common Stock underlying awards granted under our equity incentive plans, if any) in such four quarter period and (b) 7% per annum (or 1.75% per quarter) and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarters, if any. However, no incentive fee will be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters are greater than zero.

The term of the Management Agreement with our Manager extends until the earlier of August 25, 2025 and the time at which all of our investments have been disposed of by a Complete Disposition. If we default in the performance or observance of any material term, condition or covenant contained in the Management Agreement and our Manager terminates the Management Agreement, the Management Agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may terminate the Management Agreement at any time, without the payment of any termination fee, in the following situations:

•

our Manager or any of its affiliates materially breaches any provision of the Management Agreement and the breach continues for a period of 30 days after the earlier of (A) our Manager becoming aware of the breach, or (B) we deliver written notice specifying the breach to our Manager, provided that if our Manager is proceeding with all reasonable diligence to cure the breach and can reasonably be expected to complete the cure within the ensuing 15 days, the 30 day period will be extended to 45 days;

•	our Manager or any of its affiliates engages in any act of fraud, misappropriation of funds, or embezzlement against us, any of our subsidiaries or otherwise;

•	there is an event of any gross negligence on the part of our Manager or any of its affiliates in the performance of the duties of our Manager under the Management Agreement;

•	our Manager willfully defaults on any of its obligations under the Management Agreement;

•

there is a commencement of any proceeding relating to our Manager’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager is convicted (including a plea of nolo contendere) of a felony; or

•	there is a dissolution of our Manager.

For the period ended December 31, 2022, we incurred approximately $39.5 million in management fees. In addition to the management fee, we are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For the year ended December 31, 2022, we incurred $1.3 million of expenses related to reimbursements for certain expenses paid by our Manager on behalf of our Company. At December 31, 2022, we recorded a “management fee payable – affiliate” liability that included approximately $9.9 million for management fees incurred but not yet paid, and a liability of $0.7 million for reimbursable expenses due to our Manager which is included in “accounts payable, accrued expenses and other liabilities.”

CMTG/TT Mortgage REIT LLC

As of December 31, 2022, the JV held an interest in a loan investment secured by the same collateral as one of our loan investments. The interest held by the JV had an aggregate unpaid principal balance of $78.5 million. The JV was organized as a Delaware limited liability company and elected to be treated as a REIT for U.S. federal income tax purposes through December 2020. As of January 1, 2021, the JV ceased to be a REIT. Ownership of the JV is comprised of (a) our 51% membership interest in the JV and (b) CMTG Investor, L.P.’s 49% membership interest in the JV. We do not anticipate making any new loan investments through the JV.

Pursuant to the management agreement between our Manager and the JV, our Manager provides for the day-to-day management of the JV’s operations and provides the JV with its management team and appropriate support personnel.

For the period from January 1, 2022 to December 31, 2022, the JV incurred to our Manager base management fees of approximately $0.2 million and no incentive fees.

10b5-1 Purchase Plan

We entered into the 10b5-1 Purchase Plan with Morgan Stanley & Co. LLC, one of the underwriters in our initial public offering. Pursuant to the 10b5-1 Purchase Plan, Morgan Stanley & Co. LLC, as our agent, would buy in the open market up to $25.0 million in shares of our Common Stock in the aggregate during the period beginning on December 6, 2021 and ending 12 months thereafter or, if sooner, the date on which all the capital committed to the 10b5-1 Purchase Plan has been exhausted. The 10b5-1 Purchase Plan, which expired prior to December 31, 2022, required Morgan Stanley & Co. LLC to purchase for us shares of our Common Stock when the market price per share is below the book value, subject to volume restrictions imposed by the 10b5-1 Purchase Plan and Rule 10b-18 under the Exchange Act.

For the period from December 6, 2021 through December 31, 2022, our full $25.0 million commitment was used to repurchase 1,679,570 shares of Common Stock at an average price per share of $14.88. As of December 31, 2022, all of the capital committed to the 10b5-1 Purchase Plan has been expended.

Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The rights to indemnification and advancement of expenses provided by our charter and bylaws vest immediately upon an individual’s election as a director or officer of ours.

The Maryland General Corporation Law (the “MGCL”) requires us (unless our charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding or in the defense of any claim, issue, or matter in the proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. The indemnification provided under the indemnification agreements will not be exclusive of any other indemnity rights.

Related Party Transaction Policies

In order to avoid any actual or perceived conflicts of interest between our Manager, MRECS, any of their affiliates or any investment vehicle sponsored or managed by MRECS or any of its affiliates, which we refer to as the MRECS parties, and us, our approval is required to approve (a) any purchase of our investments by any of the MRECS parties and (b) any purchase by us of any assets of any of the MRECS parties.

In addition, our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review, approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest. Under the policy, related party transactions will be approved or ratified by our Board or a duly authorized committee of our Board. Directors will recuse themselves from any vote on a related party transaction in which they have an interest.

Registration Rights Agreements

On July 8, 2016, we entered into three separate registration rights agreements between us and Fuyou, Almanac and Mack CMTG Holdings LLC, an affiliate of MRECS, (as assignees of Claros REIT Holdings LP, or Claros REIT Holdings, and CMTG Investor, L.P., respectively); on January 17, 2017, we entered into a registration rights agreement between us and Delta Master Trust in connection with its investment in us; and on May 15, 2018, we entered into a registration rights agreement between us and Beaverhead Capital, LLC in connection with its investment in us. All five registration rights agreements have substantially similar terms, but the registration rights of Delta Master Trust and Beaverhead Capital, LLC have both expired. These agreements provide that as soon as practicable following the date on which we first become eligible to file a registration statement with the SEC on Form S-3, we will file such registration statement on Form S-3 permitting the investors (or their assignees) to sell shares from time to time. On January 12, 2023, we filed a registration statement on Form S-3 registering the resale of 16,058,983 shares of our Common Stock held by certain pre-initial public offering stockholders. These shares are freely tradable without compliance with Rule 144.

Co-Lending Arrangements

We previously granted certain stockholders, including Fuyou and an affiliate of Beaverhead Capital, LLC, or Beaverhead, the right, at their election, to co-invest in certain larger loans that we originate. The co-lending right terminated upon the closing of our initial public offering. Pursuant to this co-lending right, prior to our initial public offering, we entered into a co-lending arrangement with Beaverhead pursuant to which Beaverhead invested $100.0 million and we invested $145.0 million in a loan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of the record date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors, each of whom is a director nominee and (iv) all of our directors, director nominees and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of the record date through the exercise of options or other rights, but does not include director vested deferred stock units, as their deferral periods do not occur within 60 days following the record date, or unvested RSUs. Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable. The percentages below are based on 138,376,144 shares of our Common Stock outstanding as of the record date.

Name and Business Address	Common Stock		Percent of Class
Directors and Named Executive Officers
Richard Mack(1)	2,620,193		1.9%
Michael McGillis	145,000		*
Kevin Cullinan	62,500		*
Priyanka Garg	0		*
J.D. Siegel	30,215	(2)	*
Derrick D. Cephas	0		*
Mary Haggerty(3)	6,080		*
Pamela Liebman(3)	9,880		*
Steven L. Richman	13,500		*
Andrew Silberstein	0		—
Vincent Tese	0		—
W. Edward Walter III(4)	39,475		*
All director nominees and executive officers as a group (12 persons)	2,926,843	(2)	2.1%
Greater than 5% Beneficial Owners
Entities affiliated with Hyundai Investments(5)	27,402,025		19.8%
Beaverhead Capital, LLC(6)	15,126,917		10.9%
Entities affiliated with BAE Systems Pension Funds Investment Management Limited(7)	14,461,537		10.5%
The Vanguard Group, Inc.(8)	11,187,661		8.1%
OCA Investment Partners LLC, OCA CMTG LLC(9)	9,855,555		7.1%
ARS VII Claros Investor, LP(10)	8,750,000		6.3%
Blackrock Inc.(11)	8,053,865		5.8%
Teacher Retirement System of Texas(12)	7,498,872		5.4%
Pingan Real Estate Capital Limited(13)	7,306,984		5.3%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)

Consists of 1,120,193 shares of Common Stock held directly and (ii) 1,500,000 shares of Common Stock held by Mack CMTG Holdings LLC, a Delaware limited liability company (“Mack CMTG Holdings”). Richard Mack is one of two managing members of Mack CMTG Holdings and thus is deemed to beneficially own the shares held by Mack CMTG Holdings. Mr. Mack and Mack CMTG Holdings disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(2)	Rounded to the nearest whole share.

(3)	Includes 4,880 RSUs that vest within 60 days of the record date.
(4)

Consists of (i) 32,715 shares of Common Stock held directly and (ii) 6,760 shares of Common Stock held by WillJen LLC, a Virginia limited liability company (“WillJen”). W. Edward Walter III is the managing member of WillJen and thus is deemed to beneficially own the shares held by WillJen. Mr. Walter disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(5)

Based on an Amendment to Schedule 13G filed with the SEC on February 14, 2023 by Hyundai Investments Co., Ltd, an investment advisor registered under Korean law (the “Investment Manger”). Represents shares held for the benefit of six private trusts (the “Trusts”) that are managed by the Investment Manager, of which 8,140,704 shares are held for Hyundai Investments MACK US Debt Professional Investors Private Real Estate Investment Trust No. 4 and 11,196,974 shares are held for Hyundai Investments MACK US Debt Professional Investors Private Real Estate Investment Trust No. 20. The amount of shares held for each of the other four Trusts does not exceed 5.0%. The Investment Manager reports sole voting and dispositive power over these shares, and disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for the Investment Manager is 16, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330 Republic of South Korea.

(6)

Based on a Schedule 13G filed with the SEC on February 9, 2022 filed by Beaverhead Capital, LLC. (“Beaverhead Capital”), Koch Industries, LLC (“Koch Holdings”) and Koch Industries, Inc. (“Koch Industries”). Represents shares held by Beaverhead Capital. Koch Holdings and Koch Industries may be deemed to beneficially own the shares held by Beaverhead Capital by virtue of Koch Industries’ appointment as manager of Koch Holdings and Koch Holdings’ beneficial ownership of Beaverhead Capital. Each entity reports sole voting and dispositive power of the shares. The address for Beaverhead Capital, Koch Holdings and Koch Industries is 4111 E. 37th Street North, Wichita, Kansas 67220.

(7)

Based on a Schedule 13G filed with the SEC on February 11, 2022. Consists of (i) 14,051,281 shares held by BAE Systems Pension Funds Trustees Limited, a company incorporated in England and Wales, as trustee of the BAE Systems Pension Scheme and (ii) 410,256 shares held by BAE Systems Executive Pension Scheme Trustees Limited, a company incorporated in England and Wales, as trustee of the BAE Systems Executive Pension Scheme. BAE Systems Pension Funds Investment Management Limited is the investment manager to each the trustees and has shared power to vote and dispose these shares, and disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for BAE Systems Pension Funds Investment Management Limited and of BAE Systems Pension Funds Trustees Limited is Warwick House, PO Box 87, Farnborough Aerospace Centre, Farnborough, Hampshire, United Kingdom, GU14 6YU.

(8)

Based on a Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group Inc. (“The Vanguard Group”) beneficially owns 11,187,661 shares of Common Stock, with sole power to vote on none of such shares, shared power to vote 61,151 of such shares, sole power to dispose 11,046,132 of such shares, and shared power to dispose of 141,529 of such shares. The Vanguard Group has its principal business office at 100 Vanguard Boulevard, Malvern, PA 19355.

(9)

Based on a Schedule 13G filed with the SEC on May 27, 2022. Represents shares held by OCA Investment Partners LLC, OCA CMTG LLC (“OCA”). Offit Capital Advisors, a registered advisor, is the managing member of OCA Investment Partners LLC, a Delaware limited liability company. Offit Capital Advisors has sole dispositive and voting power over the shares held by OCA. The address for OCA and of Offit Capital Advisors is 485 Lexington Avenue, New York, New York 10017.

(10)

Based on a Schedule 13G filed with the SEC on February 15, 2022 by ARS VII Claros Investor, LP, a Delaware limited partnership, an entity wholly owned by Almanac Realty Securities VII, L.P. (“ARS VII”) and NB Alternatives Advisers LLC (“NBAA”), as investment manager of ARS VII. NBAA reports shared voting power and investment power over these shares held by ARS VII.... Andrew M. Silberstein serves as Almanac’s designee to our Board, but he does not have any voting or dispositive power over the shares held by ARS VII. NBAA disclaims beneficial ownership of these shares. The address for ARS VII and NBAA is 325 N. Saint Paul Street, Suite 4900, Dallas, Texas 75201

(11)

Based on a Schedule 13G filed with the SEC on February 3, 2023. BlackRock Inc. (“Blackrock”) beneficially owns 8,053,865 shares of Common Stock, with sole power to vote on 7,889,816 of such shares, shared power to vote on none of such shares, sole power to dispose of 8,053,865 of such shares, and shared power to dispose of none of such shares through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC, each individually owning less than 5% of the total outstanding shares of Common Stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(12)

Based on an Amendment to Schedule 13G filed with the SEC on February 14, 2023. Represents shares held by Teacher Retirement System of Texas, a public pension fund and entity of the State of Texas. The address for Teacher Retirement System of Texas is Teacher Retirement System of Texas, 1000 Red River Street, Austin, Texas 78701.

(13)

Based on a Schedule 13G filed with the SEC on January 27, 2022. Represents shares held by PARE, a company incorporated under the laws of Hong Kong, which is ultimately controlled by Ping An Insurance (Group) Company of China Ltd., a company listed on the Hong Kong Stock Exchange, and which may be deemed to have shared voting and dispositive power over these shares. Steven L. Richman serves as PARE’s designee on our Board, but he does not have any voting or dispositive power over the shares held by PARE. The address of PARE is Room 2107, 21/F, C Wu Building, 302-308 Hennessy Road, Wanchai, Hong Kong. The address of Ping An Insurance (Group) Company of China Ltd. is 47th, 48th, 109th, 110th, 111th and 112th Floors, Ping An Finance Centre, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, China.

OTHER MATTERS

Our Board knows of no other business to be presented at the Annual Meeting. The proxies for the Board for the Annual Meeting have conferred discretionary authority on the persons named in the Proxy as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, the persons named as proxy holders in the proxy will exercise the proxy in their discretion for the shares of Common Stock represented by properly authorized proxies.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2024 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 22, 2023 and must otherwise comply with the requirements of the SEC’s proxy rules.

Our current Bylaws provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2024 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our Company’s proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2024 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by 5:00 p.m., Eastern Time, on December 22, 2023, but in no event earlier than November 22, 2023.

In addition to satisfying the foregoing requirements under our current Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for our annual meeting to be held in 2024 must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 5:00 p.m., Eastern Time, on April 2, 2024, including providing a statement at that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. If our 2024 annual meeting is changed by more than 30 calendar days from the first anniversary of our 2023 annual meeting, stockholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made.

Any such nomination or proposal should be sent to our Secretary at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023 and, to the extent applicable, must include the information and other materials required by our then-current Bylaws.

DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2022 Annual Report to stockholders, by providing access to these documents on the Internet. Accordingly, on or about April 20, 2023 a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. If you are a beneficial holder of shares of our Common Stock, please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of 2023 Annual Meeting of Stockholders and the related proxy card on or about April 20, 2023.

The difference between a stockholder of record and a beneficial owner of shares is as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock. If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders that hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.

If you have received notice from your broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker, nominee or other intermediary if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, Attn: Secretary or by calling our investor relations contact at 212-484-0090.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees that hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT CLAROS MORTGAGE TRUST, INC., C/O MACK REAL ESTATE CREDIT STRATEGIES, L.P., 60 COLUMBUS CIRCLE, 20TH FLOOR, NEW YORK, NEW YORK 10023.

By Order of the Board

/s/ J.D. Siegel
J.D. Siegel Executive Vice President, General Counsel and Secretary

New York, New York

April 20, 2023

CMTG CLAROS MORTGAGE TRUST CLAROS MORTGAGE TRUST, INC. C/O MACK REAL ESTATE CREDIT STRATEGIES, L.P. 60 COLUMBUS CIRCLE, 20TH FLOOR NEW YORK, NY 10023 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CMTG2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V12935-P91715 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLAROS MORTGAGE TRUST, INC. For All Withhold All For All Except To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. following: 1. Election of Directors Nominees: 01) Derrick D. Cephas 06) Steven Richman 02) Mary Haggerty 07) Andrew Silberstein 03) Pamela Liebman 08) Vincent Tese 04) Richard Mack 09) W. Edward Walter III 05) Michael McGillis The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. Advisory vote to approve the compensation of Claros Mortgage Trust, Inc.’s named executive officers, as more fully described in the Proxy Statement. The Board of Directors recommends you vote ONE YEAR for the following proposal: 1 Year 2 Years 3 Years Abstain 4. Advisory vote regarding the frequency of future stockholder advisory votes on the compensation of Claros Mortgage Trust, Inc.’s named executive officers. NOTE: The proxy holders will vote in their discretion with regard to such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V12936-P91715 CLAROS MORTGAGE TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 1, 2023 The stockholder(s) hereby appoint(s) Richard Mack, Michael McGillis and J.D. Siegel, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Claros Mortgage Trust, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 p.m., Eastern Time on Thursday, June 1, 2023, and any postponement or adjournment thereof. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of which are incorporated by reference, and revoke(s) any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND ONE YEAR FOR PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side